EXHIBIT 10

2005 AMENDMENT No. 2 TO THE SPECTRX, INC.
1995 STOCK PLAN, AS AMENDED

WHEREAS, the SpectRx, Inc. 1995 Stock Plan (the "Plan") was approved by the stockholders of SpectRx, Inc. on February 9, 1996;

WHEREAS, the board of directors of SpectRx finds that it is in the best interest of SpectRx and its stockholders to amend the Plan to extend the term and to increase the number of shares available by 599,000; and

WHEREAS, the board has approved the amendment in accordance with the provisions of section 15 of the Plan, subject to approval by the stockholders of SpectRx on or before November 1, 2006.

NOW THEREFORE, the Plan is hereby amended, effective as of November 1, 2005, subject to approval of the stockholders of SpectRx, on or before November 1, 2006, as follows:

1. The first paragraph of section 3 of the Plan is amended to read as follows:

 "3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares, which may be subject to option and sold under the Plan is 3,027,572 shares. The shares may be authorized but unissued, or reacquired common stock."

2. Section 6 (c) (i) of the Plan is amended to read as follows:

 "(i). No Optionee shall be granted, in any fiscal year of the Company, Options to purchase more than 600,000 Shares.

3. Except as amended by amendment, the Plan shall remain in full force and effect.

Executed in Norcross, Georgia as of November 1, 2005

SPECTRX, INC.

By:  /s/ Mark A. Samuels

Mark A. Samuels

Chief Executive Officer & Chief Financial Officer